Exhibit 99.1

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Press Release

                    Nephros Announces 510(k) Filing with FDA
                    For its OLpur(TM) HD190 High Flux Filter

NEW YORK, March 14, 2005 -- Nephros, Inc. (AMEX: NEP), announced today that it has provided a 510(k) submission for its OLpur(TM) HD190 to the United States Food and Drug Administration (FDA).

The Company's OLpur(TM) HD190 is a high flux filter designed for use in a variety of End Stage Renal Disease (ESRD) therapies, including dialysis and hemodiafiltration (HDF). Submission of form 510(k) is the first step for Nephros in the regulatory process to gain approval for its ESRD therapies in the U.S.

Norman Barta, chief executive officer of Nephros, stated, "Our initial filing for approval in the U.S. is an important step in working with the FDA. While we do not anticipate OLpur HD190 to provide a significant sales opportunity in the foreseeable future, this filing will help streamline the process as we submit other existing products for U.S. approval. The OLpur(TM) HD190 high flux filter for example shares similar components with our core OLpur(TM) MD190 filter, and we believe this 510(k) filing will serve to lay the groundwork and help accelerate approval for the OLpur(TM) MD190 in the U.S."

The Company's OLpur(TM) MD190 hemodiafilter is an advanced proprietary cartridge designed specifically for use in HDF therapy, which is currently not available in the U.S. The OLpur(TM) MD190 hemodiafilter received CE Mark regulatory approval in 2003 and is currently in use in Europe, including the U.K., France, Germany, Italy and the Netherlands. Nephros plans to seek FDA approval of its OLpur(TM) MD190 and its OLpur(TM) H2H(TM) - an add-on module that converts the most common types of hemodialysis machines into HDF-capable machines - and to introduce both products in the U.S. simultaneously.

About Nephros, Inc.

Nephros, Inc., headquartered in New York, is a medical device company developing and marketing products designed to improve the quality of life for the End Stage Renal Disease (ESRD) patient, while addressing the critical financial and clinical needs of the care provider. ESRD is a disease state characterized by the irreversible loss of kidney function. Nephros believes that its products remove a range of harmful substances more effectively, and more cost-effectively, than existing treatment methods; particularly with respect to substances known collectively as "middle molecules", due to their molecular weight, that have been found to contribute to such conditions as carpal tunnel syndrome, dialysis related amyloidosis, degenerative bone disease, and ultimately, to mortality in the ESRD patient.

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Forward Looking Statements

This news release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, including statements regarding the efficacy and intended utilization of Nephros's technologies under development, are not guarantees of future performance, are based on certain assumptions and are subject to risks and uncertainties, many of which are beyond the control of Nephros. Actual results may differ materially from the expectations contained in the forward-looking statements. Factors that may cause such differences include the risk that potential products that appeared promising in early research or clinical trials to Nephros do not demonstrate efficacy or safety in subsequent pre-clinical or clinical trials, and the risk that Nephros will not obtain appropriate or necessary governmental approvals to market products. More detailed information about Nephros and the risk factors discussed above is set forth in Nephros' filings with the Securities and Exchange Commission, including Nephros's Quarterly Report on Form 10-QSB filed with the SEC on November 15, 2004. Investors and security holders are urged to read such document free of charge at the Commission's web site at www.sec.gov. Nephros does not undertake an obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:

                Marc Panoff, CFO
                Nephros, Inc.
                Tel.: 212-781-5113